Exhibit 99.1

MID PENN BANCORP, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

April 29, 2021 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn” or the “Company”) (NASDAQ: MPB), the parent company of Mid Penn Bank, announced today the pricing of its previously announced public offering of 2,600,000 shares of common stock at $25.00 per share for gross proceeds of $65 million. After deducting the underwriting discount and other estimated offering expenses, the Company expects to receive net proceeds of approximately $61 million. The Company expects to close the sale of the shares of common stock on or about May 4, 2021, subject to customary closing conditions. Piper Sandler & Co. and Stephens Inc. are serving as joint book-running managers. The underwriters will have a 30-day option to purchase up to an additional 390,000 shares of common stock from the Company.

The Company intends to use the net proceeds of the offering to increase its capital structure, support the continued growth of its franchise and for other general corporate purposes. The Company may use a portion of the net proceeds for future acquisitions, although the Company has no present commitments or agreements to do so.

The Company has filed a shelf registration statement (including a prospectus) (File No. 333-233146), which was effective on August 16, 2019, and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”), for the offering to which this communication relates. The sale of shares of common stock in the underwritten offering is being made solely pursuant to such prospectus supplement and accompanying base prospectus. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128 or Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp, Inc. (NASDAQ: MPB) is the holding company for Mid Penn Bank, a Pennsylvania bank and trust company headquartered in Millersburg, Pennsylvania, that has been serving the community since 1868. Mid Penn Bank operates retail locations throughout the Commonwealth of Pennsylvania and has total assets of approximately $3 billion. Its footprint includes Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland counties. The Bank offers a comprehensive portfolio of products and services to meet the banking needs of the communities it serves.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as “continues,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy” or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; the length and extent of the COVID-19 pandemic; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; the success and timing of PPP loan repayment and forgiveness; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; results of the regulatory examination and supervision process and oversight, including changes in monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.